UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Federated Hermes ETF Trust
(Exact name of registrant as specified in its charter)
Delaware

Federated Hermes MDT Large Cap Growth ETF: 99-3148061

Federated Hermes MDT Large Cap Value ETF: 99-3169469

Federated Hermes MDT Small Cap Core ETF: 99-3123159

Federated Hermes MDT Large Cap Core ETF: 99-3098636

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4000 Ericsson Drive Warrendale, Pennsylvania	15086-7561
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Federated Hermes MDT Large Cap Growth ETF, shares of beneficial interest, no par value	NYSE Arca
Federated Hermes MDT Large Cap Value ETF, shares of beneficial interest, no par value	NYSE Arca
Federated Hermes MDT Small Cap Core ETF, shares of beneficial interest, no par value	NYSE Arca
Federated Hermes MDT Large Cap Core ETF, shares of beneficial interest, no par value	NYSE Arca

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-258934 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Not Applicable

Item 1. Description of Registrant’s Securities to be Registered

A description of the shares of beneficial interest of the Federated Hermes MDT Large Cap Growth ETF, Federated Hermes MDT Large Cap Value ETF, Federated Hermes MDT Small Cap Core ETF and Federated Hermes MDT Large Cap Core ETF, no par value, is set forth in Post-Effective Amendment No. 14 under the Securities Act of 1933, as amended, and Amendment No. 15 under the Investment Company Act of 1940, as amended, to the Registration Statement on Form N-1A (the “Registration Statement”) of Federated Hermes ETF Trust (the “Registrant”) (File Nos. 333-258934; 811-23730), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via SEC Accession No. 0001623632-24-001043 on July 26, 2024, which description is incorporated herein by reference.

Item 2. Exhibits

1.	The Registrant’s Amended and Restated Declaration of Trust is included as Exhibit (a)(1) to the Registrant’s Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File Nos. 333-258934; 811-23730), as filed with the SEC via SEC Accession No. 0001623632-24-001043 on July 26, 2024.

2.	The Registrant’s Certificate of Amendment to its Certificate of Trust is included as Exhibit (a)(2) to the Registrant’s Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File Nos. 333-258934; 811-23730), as filed with the SEC via SEC Accession No. 0001623632-24-001043 on July 26, 2024.
3.	The Registrant’s Amended and Restated By-Laws are included as Exhibit (b) to the Registrant’s Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A (File Nos. 333-258934; 811-23730), as filed with the SEC via SEC Accession No. 0001623632-24-001043 on July 26, 2024.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Federated Hermes ETF Trust
Date	July 26, 2024

By: /s/
Kary A. Moore
Assistant Secretary